AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION (the “Agreement”) is made as of September [*], 2019, among PARADIGM FUNDS, an Ohio business trust, with its principal place of business at Nine Elk Street, Albany, New York 12207 (the “Trust”), on behalf of Paradigm Opportunity Fund, a series of the Trust (the “Target Fund”) and on behalf of Paradigm Micro-Cap Fund, a series of the Trust (the “Survivor Fund”); and, solely for purposes of paragraph 6, Paradigm Funds Advisor LLC, investment adviser to the Target Fund and Survivor Fund (the “Advisor”). Each of the Target Fund and Survivor Fund is sometimes referred to herein as a “Fund.” Notwithstanding anything to the contrary contained herein, (1) the agreements, covenants, representations, warranties, actions, and obligations (collectively, “Obligations”) of and by each Fund and of and by the Trust of which that Fund is a series, on that Fund’s behalf shall be the Obligations of that Fund only, (2) all rights and benefits created hereunder in favor of a Fund shall inure to and be enforceable by the Trust of which that Fund is a series, on that Fund’s behalf, and (3) in no event shall any other series of the Trust (including another series thereof) or the assets thereof be held liable with respect to the breach or other default by an obligated Fund or the Trust of its Obligations set forth herein.

The Trust wishes to effect a reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (all “section” references are to the Code, unless otherwise noted), and intends this Agreement to be, and adopts it as, a “plan of reorganization” within the meaning of the regulations under the Code (“Regulations”). The reorganization will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Target Fund to the Survivor Fund in exchange solely for (a) shares of beneficial interest of the Survivor Fund (“Survivor Fund Shares”), as described herein, and (b) the assumption by the Survivor Fund of all liabilities of the Target Fund, and (2) the subsequent distribution of the corresponding Survivor Fund Shares (which shall then constitute all of the assets of the Target Fund) pro rata to the Target Fund shareholders in exchange for their shares of beneficial interest of the Target Fund (the “Target Fund Shares”) in complete liquidation thereof, and (3) terminating the Target Fund, all on the terms and conditions set forth herein (all the foregoing transactions involving the Target Fund and the Survivor Fund being referred to herein collectively as the “Reorganization”).

The Trust’s board of trustees (the “Board”), including a majority of the trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Non-Interested Persons”) of the Trust, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby, (2) has duly authorized performance thereof on the Funds’ behalf by all necessary Board action, and (3) has determined that participation in the Reorganization is in the best interests of each Fund and that the interests of the Funds’ shareholders thereof will not be diluted as a result of the Reorganization.

The Target Fund’s issued and outstanding shares consist of Class A shares. The Survivor Fund’s issued and outstanding shares consist of Class A.

In consideration of the mutual promises contained herein, the parties agree as follows:

1. PLAN OF REORGANIZATION AND TERMINATION

1.1. Subject to the requisite approvals and the terms and conditions set forth herein, the Target Fund shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 (“Assets”) to the Survivor Fund. In exchange therefor, the Survivor Fund shall: (a) issue and deliver to the Target Fund the number of full and fractional (all references herein to “fractional” shares meaning fractions rounded to the third decimal place) Survivor Fund Shares having an aggregate net asset value (“NAV”) equal to the aggregate NAV of all full and fractional Target Fund Shares then outstanding; (b) assume all of the Target Fund’s liabilities described in paragraph 1.3 (“Liabilities”).

Those transactions shall take place at the Closing (as defined in paragraph 2.1) .

1.2 The Assets shall consist of all assets and property of every kind and nature—including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, and books and records – the Target Fund owns at the Effective Time (as defined in paragraph 2.1) and any deferred and prepaid expenses shown as assets on the Target Fund’s books at that time.

1.3 The Liabilities shall consist of all the Target Fund’s liabilities, whether known or unknown, accrued or contingent, debts, obligations, and duties existing at the Effective Time, excluding Reorganization Expenses (as defined in paragraph 3.3(f)) borne by the Advisor pursuant to paragraph 6).

1.4 At the Effective Time (or as soon thereafter as is reasonably practicable), the Target Fund shall distribute the Survivor Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each, a “Target Fund Shareholder”), in proportion to their Target Fund Shares then held of record and in constructive exchange therefor, and will completely liquidate. That distribution shall be accomplished by the Trust’s transfer agent opening accounts on the Survivor Fund’s shareholder records in the names of the Target Fund Shareholders (except Target Fund Shareholders in whose names accounts thereon already exist) and transferring those Survivor Fund Shares to those newly opened and existing accounts. Each Shareholder’s newly opened or existing account shall be credited with the respective pro rata number of full and fractional Survivor Fund Shares due that Target Fund Shareholder. The aggregate NAV of the Survivor Fund Shares to be so credited to each Target Fund Shareholder’s account shall equal the aggregate NAV of the Target Fund Shares that Target Fund Shareholder owned at the Effective Time.

1.5 (a) The value of the Target Fund’s net assets (the assets to be acquired by the Survivor Fund hereunder, net of liabilities assumed by the Survivor Fund) shall be the value of such net assets computed as of the close of business on the Closing, using the valuation procedures set forth in the Target Fund’s then current prospectus and statement of additional information or such other valuation procedures as may be mutually agreed upon by the parties.

(b) For purposes of the Reorganization, the net asset value per share of the Survivor Fund Shares shall be equal to the Survivor Fund’s net asset value per share computed as of the close of business on the Closing Date, using the valuation procedures set forth in the Survivor Fund’s prospectus and statement of additional information or such other valuation procedures as may be mutually agreed upon by the parties.

(c) All computations of value and NAV shall be made by Mutual Shareholder Services, LLC, accounting agent for the Funds, in accordance with its regular practice in pricing the shares and assets of each Fund.

1.6 Any transfer taxes payable on the issuance and transfer of the Survivor Fund Shares in a name other than that of the registered holder on the Target Fund’s shareholder records of the Target Fund Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.

1.7 Any reporting responsibility of the Target Fund to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission (the “SEC”), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain the Target Fund’s responsibility up to and including the date on which it is terminated, except that the Survivor Fund shall be responsible for preparing and filing any Form N-Q or Form N-CSR (including the annual report to shareholders) if the fiscal period relating to such form ended prior to the Effective Time, but as of the Effective Time such form has not yet been filed.

1.8 After the Effective Time, the Target Fund shall not conduct any business except in connection with its dissolution and termination. As soon as reasonably practicable after distribution of the Survivor Fund Shares pursuant to paragraph 1.4, but in all events within six months after the Effective Time, (a) the Target Fund shall be terminated as a series of the Trust and (b) the Trust shall make all filings and take all other actions in connection therewith necessary and proper to effect the Target Fund’s complete dissolution.

2. CLOSING AND EFFECTIVE TIME

2.1 Unless the parties agree otherwise, all acts necessary to consummate the Reorganization (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on or about [*], 2019 (the “Effective Time”). The Closing shall be held at the offices of Mutual Shareholder Services, LLC, 8000 Town Centre Drive, Suite 400, Broadview Heights, Ohio 44147.

2.2 The Trust shall direct the custodian of the Target Fund’s assets to deliver at the Closing a certificate of an authorized officer (“Certificate”) stating and verifying that (a) the Assets it holds will be transferred to the Survivor Fund at the Effective Time, (b) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made, and (c) the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Target Fund to the Survivor Fund, as reflected on the Survivor Fund’s books immediately after the Effective Time, does or will conform to that information on the Target Fund’s books immediately before the Effective Time.

2.3 The Trust shall direct its transfer agent to deliver at the Closing (a) to the Trust, a Certificate (1) verifying that the Target Fund’s shareholder records contain each Target Fund Shareholder’s name and address and the number of full and fractional outstanding Target Fund Shares that each such Target Fund Shareholder owns at the Effective Time and (2) as to the opening of accounts on the Survivor Fund’s shareholder records in the names of the Target Fund Shareholders and (b) to the Trust, a confirmation, or other evidence satisfactory to the Trust, that the Survivor Fund Shares to be credited to the Target Fund at the Effective Time have been credited to the Target Fund’s account on those records.

2.4 The Trust shall deliver to the Trust and Advisor, within five days before the Closing, a Certificate listing each security, by name of issuer and number of shares, that is being carried on the Target Fund’s books at an estimated fair market value provided by an authorized pricing vendor for the Target Fund.

2.5 At the Closing, the Trust shall deliver, on behalf of each Fund, as applicable, (a) bills of sale, checks, assignments, share certificates, receipts, and/or other documents the Trust or its counsel reasonably requests and (b) a Certificate in form and substance satisfactory to the recipient, and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES

3.1 The Trust, on the Target Fund’s behalf, represents and warrants as follows:

(a) The Trust (1) is a trust that is duly organized, validly existing, and in good standing under the laws of the State of Ohio (“Ohio Law”), and its Declaration of Trust is on file with the Office of the Secretary of State of Ohio (“Secretary”), (2) is duly registered under the 1940 Act as an open-end management investment company, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-1A; (b) The Target Fund is a duly established and designated series of Trust; (c) The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of the Trust’s Board; and this Agreement constitutes a valid and legally binding obligation of the Trust, with respect to the Target Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) At the Effective Time, the Trust will have good and marketable title to the Assets for the Target Fund’s benefit and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2), or that are restricted to resale by their terms); and on delivery and payment for the Assets, the Trust, on the Survivor Fund’s behalf, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended (the “1933 Act”);

(e) The Trust, with respect to the Target Fund, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of Ohio Law, the Trust’s Declaration of Trust or By-Laws, or any agreement, indenture, instrument, contract, lease, or other undertaking (each, an “Undertaking”) to which the Trust, on the Target Fund’s behalf, is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which the Trust, on the Target Fund’s behalf, is a party or by which it is bound; (f) At or before the Effective Time, either (1) all material contracts and other commitments of the Target Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts, and swap agreements) will terminate, or (2) provision for discharge and/or the Survivor Fund’s assumption of any liabilities of the Target Fund thereunder will be made, without either Fund incurring any penalty with respect thereto and without diminishing or releasing any rights the Trust may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing; (g) No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to the Trust’s knowledge, threatened against the Trust, with respect to the Target Fund or any of its properties or assets attributable or allocable to the Target Fund, that, if adversely determined, would materially and adversely affect the Target Fund’s financial condition or the conduct of its business; and the Trust, on the Target Fund’s behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects the Target Fund’s business or the Trust’s ability to consummate the transactions contemplated hereby; (h) The Target Fund’s Statement of Assets and Liabilities, Schedule of Investments, Statement of Operations, and Statement of Changes in Net Assets (each, a “Statement”) at and for the fiscal year ended December 31, 2018, have been audited by Cohen & Company, Ltd., an independent registered public accounting firm, and are in accordance with generally accepted accounting principles consistently applied in the United States (“GAAP”); and those Statements present fairly, in all material respects, the Target Fund’s financial condition at that date in accordance with GAAP and the results of its operations and changes in its net assets for the period then ended, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at that date that are not disclosed therein; (i) The Target Fund’s Statement of Assets and Liabilities, Schedule of Investments, Statement of Operations, and Statement of Changes in Net Assets at and for the six months ended June 30, 2019 are in accordance with generally accepted accounting principles consistently applied in the United States (“GAAP”); and those Statements present fairly, in all material respects, the Target Fund’s financial condition at that date in accordance with GAAP and the results of its operations and changes in its net assets for the period then ended, and there are no known contingent liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at that date that are not disclosed therein; (j) Since June 30, 2019, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by the Target Fund of indebtedness maturing more than one year from the date that indebtedness was incurred; for purposes of this subparagraph, a decline in NAV per the Target Fund Share due to declines in market values of securities the Target Fund holds, the discharge of the Target Fund liabilities, or the redemption of the Target Fund Shares by its shareholders shall not constitute a material adverse change; (k) All federal and other tax returns, dividend reporting forms, and other tax-related reports (collectively, “Returns”) of the Target Fund required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on those Returns shall have been paid or provision shall have been made for the payment thereof; to the best of the Trust’s knowledge, no such Return is currently under audit and no assessment has been asserted with respect to those Returns; and the Target Fund is in compliance in all material respects with all applicable Regulations pertaining to the reporting of dividends and other distributions on and redemptions of its shares and to withholding in respect thereof and is not liable for any material penalties that could be imposed thereunder;

(l) The Target Fund is classified as an association that is taxable as a corporation, for federal tax purposes; the Target Fund is a “fund” (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)); for each taxable year of its operation (including its current taxable year), the Target Fund has met (and for that year will meet) the requirements of Part I of Subchapter M of Chapter 1 of Subtitle A of the Code (“Subchapter M”) for qualification as a regulated investment company (“RIC”) and has been (and for that year will be) eligible to and has computed (and for that year will compute) its federal income tax under section 852; the Target Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to sections 852 or 4982; and the Target Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; (m) All issued and outstanding Target Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Target Fund Shares will, at the Effective Time, be held by the persons and in the amounts set forth on the Target Fund’s shareholder records, as provided in paragraph 2.3; and the Target Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Target Fund Shares, nor are there outstanding any securities convertible into any Target Fund Shares; (n) The Target Fund incurred the Liabilities, which are associated with the Assets, in the ordinary course of its business; (o) The Target Fund is not under the jurisdiction of a court in a “title 11 or similar case” (as defined in section 368(a)(3)(A) of the Code); (p) Not more than 25% of the value of the Target Fund’s total assets (excluding cash, cash items, and Government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of those assets is invested in the stock and securities of five or fewer issuers; (q) The Target Fund’s current prospectus and statement of additional information (1) conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and (2) at the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or at the Effective Time do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (r) The information to be furnished by the Trust for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. (“FINRA”)) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and the N-14 (as defined in paragraph 3.3(a) will, at the Effective Time, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (s) The Declaration of Trust permits the Trust to vary its shareholders’ investment; the Trust does not have a fixed pool of assets; and each series thereof (including the Target Fund) is a managed portfolio of securities, and Advisor has the authority to buy and sell securities for the Target Fund; (t) The Target Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in its prospectus, except as previously disclosed in writing to the Trust; (u) The Survivor Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof; (v) At the Closing, at least 33 1/3% of the Target Fund’s portfolio assets (by fair market value) will meet the investment objective, strategies, policies, risks and restrictions of the Survivor Fund, and the Target Fund will not alter its portfolio in connection with the Reorganization to meet this 33 1/3% threshold. The Target Fund did not enter into any line of business as part of the Plan of Reorganization; (w) To the best of the knowledge of the Target Fund’s management, (i) there is no plan or intention by the Target Fund Shareholders to sell, exchange, redeem, or otherwise dispose of a number of the Target Fund Shares (or the Survivor Fund Shares received in the Reorganization), in connection with the Reorganization, that would reduce the the Target Fund Shareholders’ ownership of the Target Fund Shares (or equivalent Survivor Fund Shares) to a number of shares that was less than 50 percent of the number of the Target Fund Shares outstanding prior to the Closing; and (ii) there is no plan or intention by any Target Fund Shareholder owning 5% or more of the Target Fund Shares to sell, exchange, redeem, or otherwise dispose of any Target Fund Shares (or Survivor Fund Shares received in the Reorganization), in connection with the Reorganization; (x) During the five-year period ending on the Closing Date, neither the Target Fund nor any person related (as defined in section 1.368 -1(e)(4) of the Treasury Regulations without regard to 1.368 -1(e)(4)(i)) to the Target Fund will have (i) acquired the Target Fund Shares with consideration other than the Survivor Fund Shares or the Target Fund Shares, except in the ordinary course of the Target Fund’s business as an open-end investment company pursuant to section 22(e) of the 1940 Act; or (ii) made distributions with respect to the Target Fund Shares except for (A) normal, regular dividend distributions made pursuant to the historic dividend paying practice of the Target Fund, and (B) distributions and dividends declared and paid in order to ensure the Target Fund’s continuing qualification as a regulated investment company and to avoid the imposition of fund-level tax; and (y) There is no intercorporate indebtedness existing between the Survivor Fund and the Target Fund that was issued, acquired, or will be settled at a discount.

3.2 The Trust, on the Survivor Fund’s behalf, represents and warrants as follows:

(a) The Trust (1) is a trust that is duly organized, validly existing, and in good standing under Ohio Law, and its Declaration of Trust is on file with the Office of the Secretary, (2) is duly registered under the 1940 Act as an open-end management investment company, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-1A; (b) The Survivor Fund is a duly established and designated series of the Trust.

(c) The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of the Trust’s Board; and this Agreement constitutes a valid and legally binding obligation of the Trust, with respect to the Survivor Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) All issued and outstanding Survivor Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; and the Survivor Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Survivor Fund Shares, nor are there outstanding any securities convertible into any Survivor Fund Shares. All of the Survivor Fund Shares to be issued and delivered to the Trust, for the account of the Target Fund shareholders, pursuant to this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Survivor Fund Shares and be fully paid and non-assessable; (e) No consideration other than the Survivor Fund Shares (and the Survivor Fund’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization; (f) The Trust, with respect to the Survivor Fund, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of Ohio Law, the Trust’s Declaration of Trust, or any Undertaking to which the Trust, on the Survivor Fund’s behalf, is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which the Trust, on the Survivor Fund’s behalf, is a party or by which it is bound;

(g) No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to the Trust’s knowledge, threatened against the Trust, with respect to the Survivor Fund or any of its properties or assets attributable or allocable to the Survivor Fund, that, if adversely determined, would materially and adversely affect the Survivor Fund’s financial condition or the conduct of its business; and the Trust, on the Survivor Fund’s behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects the Survivor Fund’s business or the Trust’s ability to consummate the transactions contemplated hereby; (h) The Survivor Fund is (and will be) classified as an association that is taxable as a corporation, for federal tax purposes; the Survivor Fund is a “fund” (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1) of the Code) and has not taken and will not take any steps inconsistent with its qualification as such or its qualification and eligibility for treatment as a RIC under sections 851 and 852; for each taxable year of its operation (including its current taxable year), the Survivor Fund has met (and for that year will meet) the requirements of Part I of Subchapter M for qualification as a RIC for its taxable year in which the Reorganization occurs, the Survivor Fund will meet those requirements, and will be eligible to and will compute its federal income tax under section 852, for its taxable year in which the Reorganization occurs; and the Survivor Fund intends to continue to meet all those requirements, and to be eligible to and to so compute its federal income tax, for the next taxable year; (i) There is no plan or intention for the Survivor Fund to be dissolved or merged into another statutory or business trust or an investment company or any “fund” thereof (as defined in section 851(g)(2)) following the Reorganization; (j) Assuming the truthfulness and correctness of the Trust’s representation and warranty in paragraph 3.1(p), immediately after the Reorganization (1) not more than 25% of the value of the Survivor Fund’s total assets (excluding cash, cash items, and Government securities) will be invested in the stock and securities of any one issuer and (2) not more than 50% of the value of those assets will be invested in the stock and securities of five or fewer issuers; (k) Immediately after the Effective Time, the Survivor Fund will not be under the jurisdiction of a court in a “title 11 or similar case” (as defined in section 368(a)(3)(A) of the Code); (l) The information to be furnished by the Trust for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and the N-14 will, at the Effective Time, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (m) The Declaration of Trust permits the Trust to vary its shareholders’ investment; the Trust will not have a fixed pool of assets; and each series thereof (including the Survivor Fund) will be a managed portfolio of securities, and the Advisor will have the authority to buy and sell securities for the Survivor Fund; (n) The Survivor Fund will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Target Fund immediately prior to the Reorganization. For purposes of this representation, amounts paid by the Target Fund to dissenters, amounts used by the Target Fund to pay the Target Fund’s Reorganization expenses, amounts paid by the Target Fund to Target Fund Shareholders who receive cash or other property, and all redemptions and distributions (except redemptions in the ordinary course of the Target Fund’s business as an open-end investment company pursuant to section 22(e) of the 1940 Act and regular, normal dividends) made by the Target Fund immediately preceding the Reorganization will be included as assets of the Target Fund held immediately prior to the Reorganization; (o) The Survivor Fund has no plan or intention to reacquire any of Survivor Fund Shares issued in the Reorganization, except in the ordinary course of its business as an open-end investment company pursuant to section 22(e) of the 1940 Act; (p) The Survivor Fund is in the same line of business as the Target Fund preceding the Reorganization for purposes of Treasury Regulations section 1.368 -1(d)(2). Following the Reorganization, the Survivor Fund will continue such line of business or use a significant portion of the Target Fund’s portfolio assets in a business, and the Survivor Fund has no plan or intention to change such line of business. The Survivor Fund did not enter into any line of business as part of the Plan of Reorganization. At the Closing, at least 33 1/3% of the Target Fund’s portfolio assets (by fair market value) will meet the investment objectives, strategies, policies, risks and restrictions of the Survivor Fund. The Survivor Fund has no plan or intention to change any of its investment objective, strategies, policies, risks and restrictions after the Reorganization; (q) There is no plan or intention for the Survivor Fund or any person related (as defined in Treasury Regulations section 1.368 -1(e)(4)) to the Survivor Fund, to acquire or redeem any of the Survivor Fund Shares issued in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions by the Survivor Fund in the ordinary course of its business as an open-end investment company pursuant to section 22(e) of the 1940 Act; and (r) There is no intercorporate indebtedness existing between the Survivor Fund and the Target Fund that was issued, acquired, or will be settled at a discount.

3.3 The Trust, on behalf of the Target Fund, and the Trust, on behalf of the Survivor Fund, respectively, hereby further covenant as follows: (a) No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, or state securities laws, and no consents, approvals, authorizations, or orders of any court are required, for its execution or performance of this Agreement on either Fund’s behalf, except for (1) the Trust’s filing with the SEC of a registration statement that includes a Combined Prospectus/Information Statement relating to the Reorganization hereunder, and any supplement or amendment thereto on Form N-14 (the “N-14”) (2) consents, approvals, authorizations, and filings that have been made or received or may be required after the Effective Time; (b) The fair market value of the Survivor Fund Shares each Target Fund Shareholder receives will be equal to the fair market value of its Target Fund Shares it actually or constructively surrenders in exchange therefor; (c) The Target Fund Shareholders will pay their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization; (d) The fair market value of the Assets will equal or exceed the Liabilities to be assumed by the Survivor Fund and those to which the Assets are subject; (e) None of the compensation received by any Target Fund Shareholder who or that is an employee of or service provider to the Target Fund will be separate consideration for, or allocable to, any of the Target Fund Shares that the Target Fund Shareholder holds; none of the Survivor Fund Shares any such Target Fund Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Target Fund Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services; and (f) No expenses incurred by the Target Fund or on its behalf in connection with the Reorganization will be paid or assumed by the Survivor Fund, the Advisor, or any other third party unless those expenses are Reorganization Expenses, and no cash or property other than the Survivor Fund Shares will be transferred to the Target Fund or any of the Target Fund shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

4. COVENANTS

4.1 The Trust covenants to take all action necessary to obtain approval of the transactions contemplated hereby. 4.2 The Trust covenants to prepare the N-14 in compliance with applicable federal and state securities laws.

4.3 The Trust covenants that it will, from time to time, as and when requested by the other, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken any further action(s), it deems necessary or desirable in order to vest in, and confirm to, (a) the Trust, on the Survivor

Fund’s behalf, title to and possession of all the Assets, and (b) the Trust, on the Target Fund’s behalf, title to and possession of the Survivor Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

4.4 The Trust covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and applicable state securities laws it deems appropriate to commence and continue the Survivor Fund’s operations after the Effective Time.

4.5 Subject to this Agreement, the Trust covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

5. CONDITIONS PRECEDENT

Each Fund’s obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Closing, (b) all representations and warranties on behalf of the other Fund contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at that time, and (c) the following further conditions that, at or before that time: 5.1 This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the Board, on behalf of each Fund; 5.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the Trust to carry out the transactions contemplated hereby. The SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) the Trust deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund’s assets or properties; 5.3 At the Effective Time, no action, suit, or other proceeding shall be pending (or, to the Trust’s best knowledge, threatened to be commenced) before any court, governmental agency, or arbitrator in which it is sought to enjoin the performance of, restrain, prohibit, affect the enforceability of, or obtain damages or other relief in connection with, the transactions contemplated hereby; 5.4 Prior to the Closing, the Target Fund shall have declared a dividend or dividends which, together with all previous such dividends shall have the effect of distributing to the Target Fund Shareholders all of the Target Fund’s taxable income for all taxable periods ending at the Effective Time (computed without regard to any deduction for dividends paid) and all of the net capital gains realized in all taxable periods ending at the Effective Time (after reduction for any capital loss carryforward).

5.5 The parties shall have received a favorable opinion of the law firm of Thompson Hine LLP, addressed to the Target Fund and the Survivor Fund substantially to the effect that for federal income tax purposes with respect to the Target Fund: (a) The Survivor Fund’s acquisition of the Assets in exchange solely for the Survivor Fund Shares and the Survivor Fund’s assumption of the Liabilities, followed by the Target Fund’s distribution of the Survivor Fund Shares pro rata to the Target Fund Shareholders actually or constructively in exchange for their Target Fund shares in complete liquidation of the Target Fund, should qualify as a “reorganization” as defined in Section 368(a)(1) of the Code, and the Target Fund and the Survivor Fund each should be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

     (b) Under Section 1032(a) of the Code, no gain or loss should be recognized by the Survivor Fund upon the receipt of the assets of the Target Fund solely in exchange for the Survivor Fund Shares and the assumption by the Survivor Fund of the Liabilities of the Target Fund.

     (c) Under Section 361 of the Code, no gain or loss should be recognized by the Target Fund upon the transfer of the Target Fund’s assets to the Survivor Fund solely in exchange for the Survivor Fund Shares and the assumption by the Survivor Fund of the liabilities of the Target Fund or upon the distribution of the Survivor Fund Shares to the Target Fund Shareholders in exchange for their transferring Fund shares in complete liquidation of the Target Fund.

     (d) Under Section 354(a)(1) of the Code, no gain or loss should be recognized by the Target Fund shareholders upon the exchange of their Target Fund shares for the Survivor Fund Shares in complete liquidation of the Target Fund pursuant to the Reorganization.

     (e) Under Section 358(a)(1) of the Code, the aggregate adjusted tax basis of the Survivor Fund Shares received by each Target Fund Shareholder pursuant to the Reorganization should be the same as the aggregate adjusted tax basis of the Target Fund Shares held by such shareholder immediately prior to the Reorganization.

     (f) Under Section 1223(1) of the Code, the holding period of the Survivor Fund Shares received by each Target Fund shareholder in the Reorganization should include the period during which the Target Fund shares exchanged therefor were held by such shareholder (provided the Target Fund Shares were held as capital assets on the date of the Reorganization).

     (g) Under Section 362(b) of the Code, the adjusted tax basis of the Target Fund’s assets acquired by the Survivor Fund should be the same as the adjusted tax basis of such assets to the Target Fund immediately prior to the Reorganization.

     (h) Under Section 1223(2) of the Code, the holding period of the assets of the Target Fund in the hands of the Survivor Fund should include the period during which those assets were held by the Target Fund (except where the Acquiring Fund’s investment activities may have the effect of reducing or eliminating an asset’s holding period).

     (i) The Survivor Fund should succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

Such opinion shall be based on customary assumptions and such representations as the law firm of Thompson Hine LLP reasonably may request, and the Target Fund and Survivor Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Survivor Fund nor the Target Fund may waive the conditions set forth in this paragraph 5.5.

5.6 At any time before the Closing, the Trust may waive any of the foregoing conditions (except those set forth in paragraphs 5.1, 5.2, 5.4 and 5.5) if, in the judgment of the Board, that waiver will not have a material adverse effect on the applicable Fund’s shareholders’ interests.

6. EXPENSES

Subject to complying with the representation and warranty contained in paragraph 3.3(f), the Advisor shall bear the entirety of the total Reorganization Expenses. The Reorganization Expenses include (1) costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing and filing Target Fund’s prospectus supplements and the N-14, and printing and distributing the N-14 including any exhibits thereto, (2) legal and accounting fees, (3) transfer taxes for foreign securities and (4) any and all incremental Blue Sky fees. Notwithstanding the foregoing, expenses shall be paid by the Fund directly incurring them if and to the extent that the payment thereof by another person would result in that Fund’s disqualification as a RIC.

7. ENTIRE AGREEMENT; NO SURVIVAL

The Trust, on behalf of the Target Fund, and the Trust, on behalf of the Survivor Fund, has not made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement of the Trust, on behalf of the Target Fund, and the Trust, on behalf of the Survivor Fund. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

8. TERMINATION

This Agreement may be terminated at any time at or before the Closing with respect to the Reorganization by resolution of either the Board, on behalf of the Target Fund, or the Board, on behalf of the Survivor Fund, if circumstances should develop that, in the opinion of that Board, make proceeding with the Reorganization inadvisable with respect to the Target Fund or the Survivor Fund, respectively. Any such termination resolution will be effective when made.

9. AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Trust, on behalf of the Target Fund, and the Trust, on behalf of the Survivor Fund.

10. SEVERABILITY

Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.

11. MISCELLANEOUS

11.1 This Agreement shall be governed by and construed in accordance with Ohio Law, without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between that Ohio Law and the federal securities laws, the latter shall govern.

11.2 Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or the Trust other than the Trust, on the Survivor Fund’s behalf, or the Trust, on the Target Fund’s behalf, and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

11.3 Notice is hereby given that this instrument is executed and delivered on behalf of the Trust’s directors solely in their capacities as directors, and not individually, and that the Trust’s obligations under this instrument are not binding on or enforceable against any of its directors, officers, shareholders, or series other than the Funds but are only binding on and enforceable against their respective property attributable to and held for the benefit of such Fund (“Fund’s Property”) and not the Trust’s property attributable to and held for the benefit of any other series thereof. The Trust, in asserting any rights or claims under this Agreement on its or a Fund’s behalf, shall look only to the corresponding Fund’s Property in settlement of those rights or claims and not to the property of any other series of the Trust or to those directors, officers, or shareholders.

11.4 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Trust, on behalf of the Target Fund, and the Trust on behalf of the Survivor Fund. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.

PARADIGM FUNDS, on behalf of PARADIGM OPPORTUNITY FUND

By:	Candace King Weir
President and Principal Executive Officer

PARADIGM FUNDS, on behalf of PARADIGM MICRO-CAP FUND

By:	Candace King Weir
President and Principal Executive Officer

SOLELY FOR THE PURPOSES OF PARAGRAPH 6 OF THIS AGREEMENT, PARADIGM FUNDS ADVISOR LLC

By:	Candace King Weir
President